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                                                                    Exhibit 21.1


                    Subsidiaries of the Operating Partnership

Witmer Operating Partnership I, L.P., a Delaware limited partnership
Fifteen Horsham, L.P., a Pennsylvania limited partnership
C/N Oaklands Limited Partnership I, a Pennsylvania limited partnership
Newtech IV Limited Partnership, a Pennsylvania limited partnership
Newtech III Limited Partnership, a Pennsylvania limited partnership
LC/N Keith Valley Limited Partnership I, a Pennsylvania limited partnership
LC/N Horsham Limited Partnership, a Pennsylvania limited partnership
Nichols Lansdale Limited Partnership III, a Pennsylvania limited partnership
C/N Leedom Limited Partnership II, a Pennsylvania limited partnership
C/N Oaklands Limited Partnership III, a Pennsylvania limited partnership
Iron Run Limited Partnership V, a Pennsylvania limited partnership
C/N Iron Run Limited Partnership III, a Pennsylvania limited partnership Brandywine Central, L.P.
Brandywine TB I, L.P., a Pennsylvania limited partnership
Brandywine TB II, L.P., a Pennsylvania limited partnership
Brandywine TB III, L.P., a Pennsylvania limited partnership
Brandywine Dominion, L.P., a Pennsylvania limited partnership
Brandywine P.M., L.P., a Pennsylvania limited partnership
Brandywine I.S., L.P., a Pennsylvania limited partnership
Brandywine F.C., L.P., a Pennsylvania limited partnership
Brandywine Norriton, L.P., a Pennsylvania limited partnership
Brandywine Realty Partners, a Pennsylvania general partnership
Brandywine Holdings I, Inc., a Pennsylvania corporation
Brandywine Holdings II, Inc., a Pennsylvania corporation
Brandywine Holdings III, Inc., a Pennsylvania corporation
Brandywine Realty Services Corporation, a Pennsylvania corporation
Brandywine Main Street, LLC, a Delaware limited liability company
Brandywine Acquisitions, LLC, a Delaware limited liability company
1100 Brandywine, LLC, a Delaware limited liability company
Brandywine Leasing, LLC, a Delaware limited liability company
Brandywine Trenton Urban Renewal, LLC, a Delaware limited liability company Brandywine New Brunswick Urban Renewal, LLC, a Delaware limited liability company
Brandywine TBI, LLC, a Pennsylvania limited liability company
Brandywine TB II, LLC, a Pennsylvania limited liability company
Brandywine TB III, LLC, a Pennsylvania limited liability company
Brandywine Witmer, LLC, a Pennsylvania limited liability company
Brandywine Dominion, LLC, a Pennsylvania limited liability company
Brandywine P.M., LLC, a Pennsylvania limited liability company
Brandywine I.S., LLC, a Pennsylvania limited liability company
Brandywine F.C., LLC, a Pennsylvania limited liability company
Brandywine Norriton, LLC, a Pennsylvania limited liability company
Christiana Center Operating Company I, LLC, a Delaware limited liability company Christiana Center Operating II, LLC, a Delaware limited liability company
Four Tower Bridge Associates, a Pennsylvania limited partnership
Five Tower Bridge Associates, a Pennsylvania limited partnership
Plymouth Meeting General Partnership, a Pennsylvania general partnership
1000 Chesterbrook Boulevard Partnership, a Pennsylvania general partnership Interstate 202 General Partnership, a Pennsylvania general partnership

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